UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 11, 2013

LENNAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-11749	95-4337490
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Northwest 107th Avenue, Miami, Florida 33172

(Address of principal executive offices) (Zip Code)

(305) 559-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 11, 2013, Lennar Corporation (the “Company”) entered into an Amended and Restated Credit Agreement (the “Credit Agreement”), among the Company, as borrower, the several lenders from time to time parties thereto, JPMorgan Chase Bank, N.A., as swingline lender, issuing lender, and administrative agent, PNC Bank, National Association and Wells Fargo Bank, N.A., as documentation agents, J.P. Morgan Securities LLC, as sole bookrunner and arranger, Bank of America, N.A., Citibank, N.A., Deutsche Bank Securities, Inc., UBS Securities LLC, and BMO Capital Markets, as syndication agents, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citibank, N.A., Deutsche Bank Securities, Inc., UBS Securities LLC, and BMO Capital Markets, as arrangers, that increases the aggregate principal amount of the Company’s unsecured revolving credit facility (the “Credit Facility”) from $525 million to $950 million, and to extend the maturity of the Credit Facility to June 11, 2017. The $950 million includes a $33 million accordion feature, subject to additional commitments. The Credit Agreement also provides that up to $500 million in commitments may be used for letters of credit.

The Credit Facility consists of a revolving loan under which up to $950 million aggregate principal amount may be borrowed, repaid and redrawn, subject to compliance with specific financial covenants and the satisfaction of other customary conditions to borrowing. Amounts borrowed under the Credit Facility accrue interest at the Eurodollar Rate plus a margin equal to 2.5% or at an alternative base rate plus a margin equal to 1.5%. A 0.5% per annum fee is charged on the amount of unused commitment. The proceeds available under the Credit Facility may be used for working capital and general corporate purposes. The Company may, from time to time, borrow from and repay the Credit Facility. Consequently, the amount outstanding under the Credit Facility at the end of a period may not be reflective of the total amounts outstanding during a period.

Covenants in the Credit Agreement require the Company to meet specific financial tests, including, (1) as of the end of each fiscal quarter, a minimum Consolidated Tangible Net Worth (as defined in the Credit Agreement) of approximately $1.5 billion plus the sum of 50% of the cumulative Consolidated Net Income (as defined in the Credit Agreement) from February 29, 2012, if positive, and 50% of the net cash proceeds from any equity offerings from and after February 29, 2012, (2) (i) a Leverage Ratio (as defined in the Credit Agreement) of 65% or less as of the end of each of the Company’s fiscal quarters from June 1, 2013 through November 30, 2014; and (ii) a Leverage Ratio of 60% or less as of the end of each of the Company’s fiscal quarters from December 1, 2014 through June 11, 2017, and (3) as of the end of each fiscal quarter, either (x) Liquidity (as defined in the Credit Agreement) in an amount equal to or greater than 1.00x Consolidated Interest Incurred (as defined in the Credit Agreement) for the last twelve months then ended or (y) an Interest Coverage Ratio (as defined in the Credit Agreement) of equal to or greater than 1.50:1.00 for the last twelve months then ended. The Credit Agreement also contains customary affirmative and negative covenants that, among other things, limit the ability of the Company and the Subsidiary Guarantors (as defined below) to engage in certain asset dispositions, including a sale of all or substantially all of their assets, mergers or consolidations, dissolutions, liquidations or winding up of their business, or incur liens.

Upon the occurrence of certain bankruptcy and insolvency events with respect to the Company or specified subsidiaries, all commitments under the Credit Agreement automatically terminate and all amounts due under the Credit Agreement and other loan documents become immediately due and payable. If certain other events of default occur and are continuing, including failure to pay the principal and interest when due or a breach of a negative covenant, then, with the consent of or upon the request of the lenders responsible for a majority of the aggregate amount of all commitments under the Credit Agreement, all commitments under the Credit Agreement will terminate and all amounts due under the Credit Agreement and other loan documents become immediately due and payable.

In connection with the Credit Agreement, the Company entered into an Amended and Restated Guarantee Agreement (the “Guarantee Agreement”), dated as of June 11, 2013, among the Company’s wholly-owned subsidiaries, except the mortgage banking subsidiaries, Rialto subsidiaries, certain designated subsidiaries and subsidiaries that are not Material Subsidiaries (as defined in the Credit Agreement) (the “Subsidiary Guarantors”). Pursuant to the Guarantee Agreement, the Subsidiary Guarantors guarantee all amounts borrowed under the Credit Agreement and any other loan documents.

The descriptions of the Credit Agreement and the Guarantee Agreement are qualified in their entirety by reference to the full and complete terms contained in the Credit Agreement and the Guarantee Agreement, respectively.

The Company and certain of its affiliates have previously entered into commercial financial arrangements with JPMorgan Chase Bank, N.A., Citibank, N.A., Bank of America, N.A., Deutsche Bank AG New York Branch, Bank of Montreal, UBS Loan Finance LLC, PNC Bank, National Association, Wells Fargo Bank, National Association, Texas Capital Bank, N.A., California Bank & Trust, Comerica Bank, Regions Bank and Capital Bank, N.A., and/or their respective affiliates, and each of these entities and/or its affiliates has in the past provided financial, advisory, investment banking and other services to the Company and its affiliates. In addition, certain of the lenders and/or their affiliates served as underwriters in connection with the Company’s issuances of convertible senior notes and senior notes.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Document

10.18.	Amended and Restated Credit Agreement, dated as of June 11, 2013, among Lennar Corporation, as borrower, JPMorgan Chase Bank, N.A., as swingline lender, issuing lender, and administrative agent, the several lenders from time to time parties thereto, and the other parties and agents thereto.

10.19.	Amended and Restated Guarantee Agreement, dated as of June 11, 2013, among certain of Lennar Corporation’s subsidiaries in favor of guaranteed parties referred to therein.

99.1.	Press release issued by Lennar Corporation on June 12, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 14, 2013	Lennar Corporation

	By:	/s/ Bruce E. Gross
	Name:	Bruce E. Gross
	Title:	Vice President and Chief Financial Officer